                                                                     EXHIBIT 4.1

                             UNIT PURCHASE AGREEMENT


      This UNIT PURCHASE AGREEMENT (this "AGREEMENT"), dated as of September 18, 2003, is made by and among EPIMMUNE INC., a Delaware corporation (the "COMPANY"), and the Purchasers listed on EXHIBIT A, together with their permitted transferees (each, a "PURCHASER" and collectively, the "PURCHASERS").

                                    RECITALS:

      A. The Company has retained the services of Jefferies & Company, Inc. ("JEFFERIES") pursuant to the terms of an engagement letter dated July 17, 2003, as amended on September 12, 2003 (the "ENGAGEMENT LETTER"), to assist the Company in connection with a private placement of the Company's Securities (the "OFFERING").

      B. The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act and Rule 506 under Regulation D.

      C. The Purchasers desire to purchase and the Company desires to sell, upon the terms and conditions stated in this Agreement, up to a maximum of $10,000,000 of Common Stock and warrants to purchase Common Stock of the Company.

      D. The capitalized terms used herein and not otherwise defined have the meanings given them in Article 8 hereof.

                                    AGREEMENT

      In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers (severally and not jointly) hereby agree as follows:

                                   ARTICLE 1

                           PURCHASE AND SALE OF UNITS

      1.1 PURCHASE AND SALE OF UNITS. At the Closing the Company will issue and sell to each Purchaser, and each Purchaser will, severally and not jointly, purchase from the Company the number of shares of Common Stock of the Company (the "SHARES") and the number of warrants (the "WARRANTS") to purchase shares of Common Stock set forth opposite such Purchaser's name on EXHIBIT A (the Shares and Warrants referred to collectively as the "UNITS"). The purchase price for each Unit shall be $1.86725, which is the sum of (i) $1.836, the average of the closing bid price of the Common Stock as reported on the Nasdaq National Market (symbol "EPMN"), as the 4:00 closing bid price, for the five trading days preceding September 18, 2003 and (ii) $0.03125 (the "PURCHASE PRICE"). For each four Shares purchased by a Purchaser, such Purchaser shall receive a Warrant to purchase one share of Common Stock of the Company at an exercise price equal to $2.33406, which represents 125% of the Purchase



                                       1.

Price, and the Warrants shall be exercisable for three years from the Closing Date pursuant to the Warrant substantially in the form attached as EXHIBIT B.

      1.2 PAYMENT. At the Closing, each Purchaser will pay the aggregate Purchase Price set forth opposite its name on EXHIBIT A hereof by wire transfer of immediately available funds in accordance with the Company's wire instructions set forth on EXHIBIT C hereto. The Company will deliver stock certificates to the Purchasers representing the Shares and Warrants representing the Warrant Shares against delivery of the aggregate Purchase Price within three business days of the Closing Date.

      1.3 CLOSING DATE. The execution of this Agreement and the closing of the transaction contemplated by this Agreement will take place on September 18, 2003 (the "CLOSING DATE") and the closing (the "CLOSING") will be held at the offices of the Company or at such other place as the parties agree.

                                    ARTICLE 2

                   PURCHASER'S REPRESENTATIONS AND WARRANTIES

      Each Purchaser represents and warrants to the Company, severally and not jointly with respect to itself and its purchase hereunder, that:

      2.1 INVESTMENT PURPOSE. The Purchaser is purchasing the Units for its own account and not with a present view toward the public sale or distribution thereof.

      2.2 ACCREDITED PURCHASER STATUS. The Purchaser is an "ACCREDITED INVESTOR" as defined in Rule 501(a) of Regulation D. The Purchaser has delivered the applicable Accredited Investor Questionnaire in the form of EXHIBIT D to the Company. The Purchaser hereby represents that, either by reason of the Purchaser's business or financial experience, the Purchaser has the capacity to protect the Purchaser's own interests in connection with the purchase of the Units. In addition, the Purchaser is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interest.

      2.3 RELIANCE ON EXEMPTIONS. The Purchaser understands that the Units are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Units.

      2.4 INFORMATION. The Purchaser has been furnished with all relevant materials relating to the business, finances and operations of the Company necessary to make an investment decision, and materials relating to the offer and sale of the Units, that have been requested by the Purchaser, including, without limitation, the Company's SEC Documents and the Purchaser has read the SEC Documents. The Purchaser has been afforded the opportunity to ask questions of the Company.



                                       2.

      2.5 ACKNOWLEDGEMENT OF RISK. The Purchaser acknowledges and understands that its investment in the Units involves a significant degree of risk, including, without limitation, (i) the Company remains a development stage business with limited operating history and requires substantial funds in addition to the proceeds from the sale of the Units; (ii) an investment in the Company is speculative, and only Purchasers who can afford the loss of their entire investment should consider investing in the Company and the Units; (iii) the Purchaser may not be able to liquidate its investment; (iv) transferability of the Units is extremely limited; (v) in the event of a disposition of the Units, the Purchaser could sustain the loss of its entire investment; and (vi) the Company has not paid any dividends on its Common Stock since inception and does not anticipate the payment of dividends in the foreseeable future. Such risks are more fully set forth in the SEC Documents.

      2.6 GOVERNMENTAL REVIEW. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Units or an investment therein.

      2.7 TRANSFER OR RESALE. The Purchaser understands that:

            (A) the Units have not been and are not being registered under the Securities Act or any applicable state securities laws and, consequently, the Purchaser may have to bear the risk of owning the Units for an indefinite period of time because the Units may not be transferred unless (i) the resale of the Units is registered pursuant to an effective registration statement under the Securities Act, as contemplated in Article 6; (ii) the Purchaser has delivered to the Company an opinion of counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Units to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (iii) the Units are sold or transferred pursuant to Rule 144;

            (B) any sale of the Units made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Units under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and

            (C) except as set forth in Article 6, neither the Company nor any other person is under any obligation to register the resale of the Shares or the Warrant Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

      2.8 LEGENDS. The Purchaser understands the certificates representing the Units will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Units):

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY



                                       3.

NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

      2.9 AUTHORIZATION; ENFORCEMENT. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Purchaser and represents the valid and binding obligations of the Purchaser enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

      2.10 RESIDENCY. The Purchaser is a resident of the jurisdiction set forth immediately below such Purchaser's name on the signature pages hereto.

      2.11 ACKNOWLEDGEMENTS REGARDING PLACEMENT AGENT. The Purchaser acknowledges that Jefferies (the "PLACEMENT AGENT") is acting as the exclusive Placement Agent for the Units being offered hereby and will be compensated by the Company for acting in such capacity. The Purchaser represents that (i) the Purchaser was contacted regarding the sale of the Units by the Placement Agent (or an authorized agent or representative thereof) with whom the Purchaser had a prior substantial pre-existing relationship and (ii) no Units were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith the Purchaser did not: (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio whether closed circuit, or generally available; or (B) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

                                   ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to the Purchasers, that:

      3.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

      3.2 AUTHORIZATION; ENFORCEMENT. (i) The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement, to consummate the transactions contemplated hereby and to issue the Units in accordance with the terms hereof; (ii) the execution, delivery and performance of this Agreement by the Company



                                       4.

and the consummation by it of the transactions contemplated hereby (including without limitation the issuance of the Units) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders is required, (iii) this Agreement has been duly executed by the Company; and (iv) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

      3.3 CAPITALIZATION. The capitalization of the Company is described in the Company's SEC Documents. The Company has not issued any capital stock since June 30, 2003 other than pursuant to employee benefit plans disclosed in the Company's SEC Documents. All of such outstanding shares of capital stock have been duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company, including the Units issuable pursuant to this Agreement, are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. There are no (i) outstanding options, warrants, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into, exercisable for, or exchangeable for any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company (excluding those rights that have been waived); (ii) agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act (except as contemplated under Article 6) or the resale of its securities (except those obligations that have been complied with) and (iii) anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Units other than (a) rights created in connection with the transactions contemplated by this Agreement; (b) the conversion privileges of the Series S and S-1 Preferred Stock; (c) the anti-dilution adjustment to the shares of Series S Preferred Stock that will occur as a result of the issuance of the Units; (d) rights held by Peter Allard and Genencor International, Inc. to each purchase up to 500,000 shares of Common Stock of the Company under certain conditions; (e) 2,154,875 shares of Common Stock issuable upon exercise of options granted under the Company's equity incentive plan (635,000 of which were recently granted to officers of the Company in connection with a general retention plan); (f) 200 shares reserved for future issuance under the Company's equity incentive plan; (g) 173,749 shares reserved for issuance under the Company's Employee Stock Purchase Plan; (h) 4,960 shares reserved for issuance upon the exercise of existing warrants; and (i) registration rights under the Securities Purchase Agreement dated July 9, 2001 between the Company and Genencor International, Inc. and under the Investor Rights Agreement dated July 1, 1999 between the Company and Pharmacia. The Company has furnished to the Purchasers true and correct copies of the Company's Amended and Restated Certificate of Incorporation, as amended (the "CERTIFICATE OF INCORPORATION"), as in effect on the date hereof, and the Company's Amended and Restated Bylaws (the "BYLAWS") as in effect on the date hereof.

      3.4 ISSUANCE OF UNITS. The Shares and all of the shares of Common Stock issuable upon exercise of the Warrants (the "WARRANT SHARES") are duly authorized and, upon issuance in



                                       5.

accordance with the terms of this Agreement (and in case of the Warrant Shares, the Warrants) will be validly issued, fully paid and non-assessable, free from all taxes, liens, claims, encumbrances and charges with respect to the issue thereof, will not be subject to preemptive rights or other similar rights of stockholders of the Company.

      3.5 NO CONFLICTS; NO VIOLATION.

            (A) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Units) will not (i) conflict with or result in a violation of any provision of its Certificate of Incorporation or Bylaws, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company, except for such conflicts, breaches, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

            (B) The Company is not in violation of its Certificate of Incorporation or Bylaws and the Company is not in default under any agreement, indenture or instrument to which the Company is a party or by which any property or assets of the Company is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

            (C) The Company is not conducting its business in violation of any law, ordinance or regulation of any governmental entity, the failure to comply with which would, individually or in the aggregate, have a Material Adverse Effect.

            (D) The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, or to issue and sell the Units in accordance with the terms hereof other than such as have been made or obtained, and except for any filings required to be made under federal or state securities laws. All consents, authorizations, orders, filings and registrations that the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date.

      3.6 SEC DOCUMENTS, FINANCIAL STATEMENTS. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 2003, pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the "SEC DOCUMENTS"). The Company has delivered to each Purchaser, or each Purchaser has had access to, true and complete copies of the SEC



                                       6.

Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with accounting principles generally accepted in the United States, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business subsequent to June 30, 2003, and liabilities of the type not required under generally accepted accounting principles to be reflected in such financial statements. Such liabilities incurred subsequent to June 30, 2003, are not, in the aggregate, material to the financial condition or operating results of the Company.

      3.7 ABSENCE OF LITIGATION. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its officers or directors acting as such that if determined adversely to the Company could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      3.8 INTELLECTUAL PROPERTY RIGHTS. To the Company's knowledge, the Company owns or possesses licenses or sufficient rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights necessary to enable it to conduct its business as now operated and as proposed to be operated as described in the SEC Documents, except where the failure to currently own or posses could not reasonably be expected to have a Material Adverse Effect (the "INTELLECTUAL PROPERTY"). Except as set forth in the SEC Documents, there are no material options, licenses or agreements relating to the Intellectual Property, nor is the Company bound by or a party to any material options, licenses or agreements relating to the patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names or copyrights of any other person or entity. Except as disclosed in the SEC Documents, there is no claim or action or proceeding pending or, to the Company's knowledge, threatened that challenges the right of the Company with respect to any Intellectual Property.

      3.9 TAX STATUS. The Company has timely made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it



                                       7.

is subject (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. To the Company's knowledge, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. None of the Company's tax returns is presently being audited by any taxing authority.

      3.10 ENVIRONMENTAL LAWS. The Company (i) is in compliance in all material respects with all applicable foreign federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval where, in each of the three foregoing clauses, the failure to so comply would have, individually or in the aggregate, a Material Adverse Effect

      3.11 PLACEMENT AGENT. The Company has taken no action that would give rise to any claim by any person for brokerage commissions, placement agent's fees or similar payments relating to this Agreement or the transactions contemplated hereby, except for dealings with the Placement Agent, whose commissions and fees will be paid by the Company.

      3.12 EMPLOYMENT MATTERS. The Company is in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours except where failure to be in compliance would not have a Material Adverse Effect. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company's knowledge, threatened, that could have a Material Adverse Effect nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee intends to terminate his or her employment with the Company, nor does the Company have a present intention to terminate the employment of any officer or key employee.

      3.13 SUBSIDIARIES. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, joint venture, partnership or other business entity and the Company is not a direct or indirect participant in any joint venture or partnership.

      3.14 NO CONFLICT OF INTEREST. The Company is not indebted, directly or indirectly, to any of its officers or directors or to their respective spouses or children, in any amount



                                       8.

whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees. None of the Company's officers, directors or employees, or any members of their immediate families, are directly, or indirectly, indebted to the Company (other than as described in the SEC Documents) or, to the Company's knowledge, have any direct or indirect ownership interest in any entity with which the Company is affiliated or with which the Company has a business relationship, or any entity which competes with the Company, except that officers, directors, employees and/or stockholders of the Company may own stock in any publicly traded company that may compete with the Company. To the Company's knowledge, none of the Company's officers, directors or employees or any members of their immediate families are, directly or indirectly, interested in any material contract with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person or entity.

      3.15 S-3 STATUS. The Company currently meets the "registrant eligibility" requirements set forth in the general instructions to Form S-3 to enable the registration of the resale of the Registrable Securities and, to the Company's knowledge, there exist no facts or circumstances that could reasonably be expected to prohibit or delay the filing or effectiveness of a registration statement on Form S-3 covering the resale of the Registrable Securities; provided, however, the Company does not currently meet the requirements for a primary offering.

      3.16 NO REGISTRATION. Assuming the accuracy of the representations and warranties made by, and compliance with the covenants of, the Purchasers in
Article 2 hereof, no registration of the Units under the Securities Act is required in connection with the offer and sale of the Units by the Company to the Purchasers as contemplated by the Agreement.

      3.17 NASDAQ COMPLIANCE. The Company's Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on The Nasdaq National Market (the "NASDAQ NATIONAL MARKET"), and the Company has taken no action designated to, or which is reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from The Nasdaq National Market. Except for that certain Letter dated August 21, 2003, the Company has not, in the 12 months preceding the date hereof, received notice from The Nasdaq National Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof, and the Company is, and has no reason to believe that it will not in the foreseeable future continue to be in, in compliance with all such listing and maintenance requirements (or in the case of the minimum stockholder equity standard, regain compliance with such listing requirement). The sale and issuance of the Units does not require stockholder approval, including, without limitation, pursuant to the Nasdaq Marketplace Rules.

      3.18 NO MANIPULATION OF STOCK. The Company has not taken and will not, in violation of applicable law, take any action outside the ordinary course of business designated to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Units.

      3.19 LISTING. The Company shall comply with all requirements of the National Association of Securities Dealers, Inc. (the "NASD") with respect to the issuance of the Shares and the listing of the Registrable Securities on the Nasdaq Stock Market.



                                       9.

                                    ARTICLE 4

                                    COVENANTS

      4.1 REPORTING STATUS. The Company's Common Stock is registered under
Section 12 of the Exchange Act. During the Registration Period (as defined in
Section 6.4(a)), the Company will timely file all documents with the SEC, and the Company will not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

      4.2 EXPENSES. The Company and each Purchaser is liable for, and will pay, its own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, attorneys' and consultants' fees and expenses.

      4.3 FINANCIAL INFORMATION. The financial statements of the Company to be included in any documents filed with the SEC will be prepared in accordance with accounting principles generally accepted in the United States, consistently applied, and will fairly present in all material respects the consolidated financial position of the Company and results of its operations and cash flows as of, and for the periods covered by, such financial statements (subject, in the case of unaudited statements, to normal year-end audit adjustments).

      4.4 COMPLIANCE WITH LAW. As long as a Purchaser owns any of the Units, the Company will conduct its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business (including, without limitation, all applicable local, state and federal environmental laws and regulations), the failure to comply with which would have a Material Adverse Effect.

      4.5 SALES BY PURCHASERS. Each Purchaser will sell any Units and Warrant Shares held by it in compliance with applicable prospectus delivery requirements, if any, or otherwise in compliance with the requirements for an exemption from registration under the Securities Act and the rules and regulations promulgated thereunder. No Purchaser will make any sale, transfer or other disposition of the Units in violation of federal or state securities laws.

      4.6 NASDAQ. Based on the Company's pro forma (assuming completion of the Offering) unaudited financials as of August 31, 2003, the Company shall be in compliance with the listing and maintenance requirements of The Nasdaq National Market including, but not limited to, the stockholders' equity requirement for continued listing on The Nasdaq National Market set forth in NASD Rule 4450(a)(3).

                                   ARTICLE 5

                              CONDITIONS TO CLOSING

      5.1 PURCHASERS' OBLIGATIONS - LEGAL OPINION. The Purchasers' obligations to purchase the Units at the Closing are subject to the Company's counsel having delivered a legal opinion to each Purchaser in substantially the form set forth as EXHIBIT E.



                                      10.

                                   ARTICLE 6

                               REGISTRATION RIGHTS

      6.1 As used in this Agreement, the following terms shall have the following meanings:

            (A) "AFFILIATE" means, with respect to any Person (as defined below), any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition "CONTROL," when used with respect to any specified Person, shall mean the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" shall have meanings correlative to the foregoing).

            (B) "BUSINESS DAY" means a day Monday through Friday on which banks are generally open for business in New York.

            (C) "FILING DATE" has the meaning set forth in Section 6.2.

            (D) "FINAL PROSPECTUS" has the meaning set forth in Section 6.6(a).

            (E) "HOLDERS" means any person holding Registrable Securities or any person to whom the rights under Article 6 have been transferred in accordance with Section 6.9 hereof.

            (F) "INDEMNIFIED PARTY" has the meaning set forth in Section 6.6(c).

            (G) "INDEMNIFYING PARTY" has the meaning set forth in Section
6.6(c).

            (H) "PERSON" means any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

            (I) The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to the registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

            (J) "REGISTRABLE SECURITIES" means (i) the Shares and (ii) the Warrant Shares; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they (A) have not been disposed of pursuant to a registration statement declared effective by the SEC,
(B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale or (C) are held by a Holder or a permitted transferee pursuant to Section 6.9.

            (K) "REGISTRATION EXPENSES" means all expenses incurred by the Company in complying with Section 6.2 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company,



                                      11.

blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the fees of legal counsel for any Holder).

            (L) "REGISTRATION STATEMENT" has the meaning set forth in Section
6.2.

            (M) "REGISTRATION PERIOD" has the meaning set forth in Section
6.4(a).

            (N) "SELLING EXPENSES" means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and expenses of legal counsel for any Holder.

      6.2 As soon as reasonably practicable, but in no event later than 30 days after the Closing Date (the "FILING DATE"), the Company shall file a registration statement covering the resale of the Registrable Securities on a Form S-3 Registration Statement (the "REGISTRATION STATEMENT") with the SEC and effect the registration, qualifications or compliances (including, without limitation, the execution of any required undertaking to file post-effective amendments, appropriate qualifications or exemptions under applicable blue sky or other state securities laws and appropriate compliance with applicable securities laws, requirements or regulations) as promptly as possible after the filing thereof, but in any event prior to the date which is 120 days after the Closing Date. The Company shall not be obligated to enter into any underwriting agreement for the sale of any of the Registrable Securities.

      6.3 All Registration Expenses incurred in connection with any registration, qualification, exemption or compliance pursuant to Section 6.2 shall be borne by the Company. All Selling Expenses relating to the sale of securities registered by or on behalf of Holders shall be borne by such Holders pro rata on the basis of the number of securities so registered.

      6.4 The Company further agrees that, in the event that the Registration Statement has not (i) been filed with the SEC within 30 days after the Closing Date or (ii) been declared effective by the SEC within 120 days after the Closing Date (each such event referred to in clauses (i) and (ii), (a "REGISTRATION DEFAULT")), for all or part of any one week period (a "PENALTY PERIOD") during which the Registration Default remains uncured, the Company shall pay to each Purchaser 0.5% of such Purchaser's aggregate purchase price of his or her Units for each Penalty Period during which the Registration Default remains uncured. The Company shall deliver said cash payment to the Purchaser by the fifth Business Day after the end of such Penalty Period.

      6.5 In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform each Holder as to the status of such registration, qualification, exemption and compliance. At its expense the Company shall:

            (A) use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective until the earlier of the following: (i) the second anniversary of the Effective Date or (ii) the date all Shares and Warrant Shares may be sold under Rule 144 during any 90 day period. The period of time during which the Company is




                                      12.

required hereunder to keep the Registration Statement effective is referred to herein as "THE REGISTRATION PERIOD."

            (B) advise the Holders within five Business Days:

              (I) when the Registration Statement or any amendment thereto has been filed with the SEC and when the Registration Statement or any post-effective amendment thereto has become effective;

              (II) of any request by the SEC for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

              (III) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

              (IV) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

              (V) of the occurrence of any event that requires the making of any changes in the Registration Statement or the prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading;

            (C) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time;

            (D) promptly furnish to each Holder, without charge, at least one copy of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits in the form filed with the SEC;

            (E) during the Registration Period, promptly deliver to each Holder, without charge, as many copies of the prospectus included in such Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents to the use, consistent with the provisions hereof, of the prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto. In addition, upon the reasonable request of the Holder and subject in all cases to confidentiality protections reasonably acceptable to the Company, the Company will meet with a Holder or a representative thereof at the Company's headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Registrable Securities, and will otherwise cooperate with any Holder conducting an investigation for the purpose of reducing or eliminating such Holder's exposure to liability under the Securities Act, including the reasonable production of information at the Company's headquarters;



                                      13.

            (F) during the Registration Period, promptly deliver to each Holder, without charge, (i) as soon as practicable (but in the case of the annual report of the Company to its stockholders, within 120 days after the end of each fiscal year of the Company) one copy of the following documents, other than those documents available via EDGAR: (A) its annual report to its stockholders, if any (which annual report shall contain financial statements audited in accordance with generally accepted accounting principles in the United States of America by a firm of certified public accountants of recognized standing); (B) if not included in substance in its annual report to stockholders, its annual report on Form 10-K (or similar form); (C) each of its quarterly reports to its stockholders, and, if not included in substance in its quarterly reports to stockholders, its quarterly report on Form 10-Q (or similar form), and (D) a copy of the full Registration Statement (the foregoing, in each case, excluding exhibits); and (ii) upon reasonable request, all exhibits excluded by the parenthetical to the immediately preceding clause (D), and all other information that is generally available to the public;

            (G) prior to any public offering of Registrable Securities pursuant to any Registration Statement, promptly take such actions as may be necessary to register or qualify or obtain an exemption for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holders reasonably request in writing, provided that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by such Registration Statement;

            (H) upon the occurrence of any event contemplated by Section 6.4(b)(v) above, the Company shall use its commercially reasonable efforts to promptly prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (I) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC which could affect the sale of the Registrable Securities;

            (J) use its commercially reasonable efforts to cause all Registrable Securities to be listed on each securities exchange or market, if any, on which equity securities issued by the Company have been listed; and

            (K) use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby and to enable the Holders to sell Registrable Securities under Rule 144.

      6.6 The Holders shall have no right to take any action to restrain, enjoin or otherwise delay any registration pursuant to Section 6.2 hereof as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.


                                      14.

      6.7 (A) To the extent permitted by law, the Company shall indemnify each Holder, each underwriter of the Registrable Securities and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which any registration that has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 6.6(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, prospectus, any amendment or supplement thereof, or other document incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, or any violation by the Company of any rule or regulation promulgated by the Securities Act applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each Holder, each underwriter of the Registrable Securities and each person controlling such Holder, for reasonable legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred; provided that the Company will not be liable in any such case to the extent that any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder and stated to be specifically for use in preparation of such Registration Statement, prospectus; provided that the Company will not be liable in any such case where the claim, loss, damage or liability arises out of or is related to the failure of the Holder to comply with the covenants and agreements contained in this Agreement respecting sales of Registrable Securities, and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement or alleged untrue statement or omission or alleged omission made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the Registration Statement becomes effective or in the amended prospectus filed with the SEC pursuant to Rule 424(b) or in the prospectus subject to completion under Rule 434 of the Securities Act, which together meet the requirements of Section 10(a) of the Securities Act (the "FINAL PROSPECTUS"), such indemnity shall not inure to the benefit of any such Holder, any such underwriter or any such controlling person, if a copy of the Final Prospectus furnished by the Company to the Holder for delivery was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and the Final Prospectus would have cured the defect giving rise to such loss, liability, claim or damage.

            (B) Each Holder will severally, if Registrable Securities held by such Holder are included in the securities as to which such registration is being effected, indemnify the Company, each of its directors and officers, each underwriter of the Registrable Securities and each person who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 6.6(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, prospectus, or any amendment or supplement thereof, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to


                                      15.

make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse the Company, such directors and officers, each underwriter of the Registrable Securities and each person controlling the Company for reasonable legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred, in each case to the extent, but only to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder and stated to be specifically for use in preparation of the Registration Statement, prospectus; provided that the indemnity shall not apply to the extent that such claim, loss, damage or liability results from the fact that a current copy of the prospectus was not made available to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and the Final Prospectus would have cured the defect giving rise to such loss, claim, damage or liability. Notwithstanding the foregoing, (x) a Holder's aggregate liability pursuant to this subsection (b) and subsection (d) shall be limited to the net amount received by the Holder from the sale of the Registrable Securities and (y) the Holder shall not be liable to the Company for any consequential damages, including lost profits, solely with respect to losses, claims, damages, liabilities or expenses to which the Company (or any officer, director or controlling person as set forth above) may become subject (under the Securities Act or otherwise), arising out of, or based upon, any failure to comply with the covenants and agreements concerning its sale or other disposition of the Registrable Securities.

            (C) Each party entitled to indemnification under this Section 6.6 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation. An Indemnifying Party shall not be liable for any settlement of an action or claim effected without its written consent (which consent will not be unreasonably withheld). No Indemnifying Party, in its defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

            (D) If the indemnification provided for in this Section 6.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which


                                      16.

resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      6.8 (A) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Securities so that, as thereafter delivered to the Holders, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement and prospectus contemplated by Section 6.2 until its receipt of copies of the supplemented or amended prospectus from the Company and, if so directed by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

            (B) Each Holder shall suspend, upon request of the Company, any disposition of Registrable Securities pursuant to the Registration Statement and prospectus contemplated by Section 6.2 during (i) any period not to exceed two 90-day periods within any one 12-month period the Company requires in connection with a primary underwritten offering of equity securities and (ii) any period, not to exceed one 45-day period per circumstance or development, when the Company determines in good faith that offers and sales pursuant thereto should not be made by reason of the presence of material undisclosed circumstances or developments with respect to which the disclosure that would be required in such a prospectus is premature or would have an adverse effect on the Company.

            (C) As a condition to the inclusion of its Registrable Securities, each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may request in writing, including completing a Registration Statement Questionnaire in the form provided by the Company, or as shall be required in connection with any registration referred to in this Article 6.

            (D) Each Holder hereby covenants with the Company (i) not to make any sale of the Registrable Securities without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied, and
(ii) if such Registrable Securities are to be sold by any method or in any transaction other than on a national securities exchange, Nasdaq or in the over-the-counter market, in privately negotiated transactions, or in a combination of such methods, to notify the Company at least five business days prior to the date on which the Holder first offers to sell any such Registrable Securities.

            (E) Each Holder acknowledges and agrees that the Registrable Securities sold pursuant to the Registration Statement are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing such Registrable Securities is


                                      17.

accompanied by a certificate reasonably satisfactory to the Company to the effect that (i) the Registrable Securities have been sold in accordance with such Registration Statement and (ii) the requirement of delivering a current prospectus has been satisfied.

            (F) Each Holder agrees not to take any action with respect to any distribution deemed to be made pursuant to such Registration Statement which would constitute a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

            (G) At the end of the Registration Period the Holders shall discontinue sales of shares pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such Registration Statement which remain unsold, and such Holders shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

      6.9 With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which at any time permit the sale of the Registrable Securities to the public without registration, so long as the Holders still own Registrable Securities, the Company shall use its reasonable best efforts to:

            (A) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

            (B) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

            (C) so long as a Holder owns any Registrable Securities, furnish to such Holder, upon any reasonable request, a written statement by the Company as to its compliance with Rule 144 under the Securities Act, and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

      6.10 The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under Section 6.1 may be assigned in full by a Holder in connection with a transfer by such Holder of its Registrable Securities, provided, however, that such transfer must be made at least ten days prior to the Filing Date and that (i) such transfer may otherwise be effected in accordance with applicable securities laws; (ii) such Holder gives prior written notice to the Company at least ten days prior to the Filing Date; and (iii) such transferee agrees to comply with the terms and provisions of this Agreement, and such transfer is otherwise in compliance with this Agreement. Except as specifically permitted by this Section 6.9, the rights of a Holder with respect to Registrable Securities as set out herein shall not be transferable to any other Person, and any attempted transfer shall cause all rights of such Holder therein to be forfeited.

      6.11 With the written consent of the Company and the Holders holding at least a majority of the Registrable Securities that are then outstanding, any provision of this Article 6 may be waived (either generally or in a particular instance, either retroactively or prospectively


                                      18.

and either for a specified period of time or indefinitely) or amended. Upon the effectuation of each such waiver or amendment, the Company shall promptly give written notice thereof to the Holders, if any, who have not previously received notice thereof or consented thereto in writing.

                                   ARTICLE 7

                                 INDEMNIFICATION

      In consideration of each Purchaser's execution and delivery of this Agreement and its acquisition of the Units hereunder, and in addition to all of the Company's other obligations under this Agreement, the Company will indemnify and hold harmless each Purchaser and each other holder of the Units and all of their stockholders, officers, directors, employees and direct or indirect Purchasers and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (regardless of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by an Indemnitee as a result of, or arising out of, or relating to (a) any breach of any representation or warranty made by the Company in Section 3 of this Agreement (b) any breach of any covenant, agreement or obligation of the Company contained in Section 4 of this Agreement or (c) any cause of action, suit or claim brought against such Indemnitee and arising out of or resulting from the execution, delivery, performance, breach or enforcement of this Agreement by the Company. To the extent that the foregoing undertaking by the Company is unenforceable for any reason, the Company will make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

                                   ARTICLE 8

                                   DEFINITIONS

      8.1 "BYLAWS" has the meaning set forth in Section 3.3.

      8.2 "CERTIFICATE OF INCORPORATION" has the meaning set forth in Section
3.3.

      8.3 "CLOSING" has the meaning set forth in Section 1.3.

      8.4 "CLOSING DATE" has the meaning set forth in Section 1.3.

      8.5 "COMMON STOCK" means the common stock, par value $.01 per share, of the Company.

      8.6 "COMPANY" means Epimmune Inc.

      8.7 "ENGAGEMENT LETTER" has the meaning set forth in Recital A.

      8.8 "ENVIRONMENTAL LAWS" has the meaning set forth in Section 3.10.


                                      19.

      8.9 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      8.10 "INDEMNITEES" has the meaning set forth in Section 7.

      8.11 "INDEMNIFIED LIABILITIES" has the meaning set forth in Section 7.

      8.12 "INTELLECTUAL PROPERTY" has the meaning set forth in Section 3.8.

      8.13 "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, assets or financial condition of the Company or (b) the ability of the Company to perform its obligations pursuant to the transactions contemplated by this Agreement.

      8.14 "NASD" has the meaning set forth in Section 3.2.

      8.15 "NASDAQ" means the Nasdaq National Market.

      8.16 "OFFERING" has the meaning set forth in Recital A.

      8.17 "PENALTY PERIOD" has the meaning set forth in Section 6.4.

      8.18 "PLACEMENT AGENT" has the meaning set forth in Section 2.11(a).

      8.19 "PURCHASERS" mean the Purchasers whose names are set forth on the signature pages of this Agreement, and their permitted transferees.

      8.20 "PURCHASE PRICE" has the meaning set forth in Section 1.1.

      8.21 "REGISTRATION DEFAULT" has the meaning set forth in Section 6.4.

      8.22 "REGULATION D" means Regulation D as promulgated under by the SEC under the Securities Act.

      8.23 "RULE 144" means Rule 144 promulgated under the Securities Act, or any successor rule.

      8.24 "SEC" means the United States Securities and Exchange Commission.

      8.25 "SEC DOCUMENTS" has the meaning set forth in Section 3.6.

      8.26 "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute.

      8.27 "SHARES" has the meaning set forth in Section 1.1.

      8.28 "TO THE COMPANY'S KNOWLEDGE" and variations thereon mean to the actual knowledge of Dr. Emile Loria and Bob De Vaere.

      8.29 "UNITS" has the meaning set forth in Section 1.1.


                                      20.

      8.30 "WARRANT SHARES" has the meaning set forth in Section 3.4.

      8.31 "WARRANTS" has the meaning set forth in Section 1.1.

                                   ARTICLE 9

                          GOVERNING LAW; MISCELLANEOUS

      9.1 GOVERNING LAW; JURISDICTION. This Agreement will be governed by and interpreted in accordance with the laws of the State of California without regard to the principles of conflict of laws. The parties hereto hereby submit to the exclusive jurisdiction of the United States federal and state courts located in the County of San Diego, State of California with respect to any dispute arising under this Agreement or the transactions contemplated hereby or thereby.

      9.2 COUNTERPARTS; SIGNATURES BY FACSIMILE. This Agreement may be executed in two or more counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

      9.3 HEADINGS. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

      9.4 SEVERABILITY. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

      9.5 ENTIRE AGREEMENT; AMENDMENTS. This Agreement (including all schedules and exhibits hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

      9.6 NOTICES. Any notices required or permitted to be given under the terms of this Agreement must be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) and will be effective five days after being placed in the mail, if mailed by regular U.S. mail, or upon receipt, if delivered personally, or by courier (including a recognized overnight delivery service), in each case addressed to a party. The addresses for such communications are:


                                      21.

      If to the Company:      Epimmune Inc.
                              5820 Nancy Ridge Drive, Suite 100
                              San Diego, CA 92121
                              Attn:  Chief Financial Officer


      With a copy to:         Cooley Godward LLP
                              4401 Eastgate Mall
                              San Diego, CA 92121
                              Attn:  Fred Muto, Esq.


      If to a Purchaser: To the address set forth immediately below such Purchaser's name on the signature pages hereto. Each party will provide written notice to the other parties of any change in its address.

      9.7 SUCCESSORS AND ASSIGNS. This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns. The Company will not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers, and no Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company.

      9.8 THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

      9.9 FURTHER ASSURANCES. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

      9.10 NO STRICT CONSTRUCTION. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

      9.11 EQUITABLE RELIEF. The Company recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Purchasers. The Company therefore agrees that the Purchasers are entitled to seek temporary and permanent injunctive relief in any such case. Each Purchaser also recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Company. Each Purchaser therefore agrees that the Company is entitled to seek temporary and permanent injunctive relief in any such case.


                                      22.

      IN WITNESS WHEREOF, the undersigned Purchasers and the Company have caused this Agreement to be duly executed as of the date first above written.

                                    EPIMMUNE INC.

                                    By /s/ Robert De Vaere
                                       -----------------------------------------

                                    Name: Robert De Vaere
                                          --------------------------------------

                                    Title: Vice President, Finance & Admin., CFO
                                           -------------------------------------

                                    Address: 5820 Nancy Ridge Drive, Suite 100
                                             San Diego, CA 92121
                                             Facsimile: (858) 860-2600


                                    PETER ALLARD

                                    By: /s/ Peter Andrew Allard
                                        ----------------------------------------

                                    Address:    Seaview
                                                Chancery Lane
                                                Christ Church
                                                Barbados


                            UNIT PURCHASE AGREEMENT
                                SIGNATURE PAGE

                                    By: /s/ Sam Belzberg
                                        ----------------------------------------

                                    Name: Sam Belzberg
                                          --------------------------------------

                                    Title:
                                          --------------------------------------

                                    Address:
                                             -----------------------------------

                                    Aggregate Purchase Price: $500,000
                                                              ------------------

                                    Name in which to issue the shares of Common
                                    Stock and the Warrant to Purchase Common
                                    Stock:

                                    Winton Capital
                                    --------------------------------------------


                                    By: /s/ Richard Genovese
                                        ----------------------------------------

                                    Name: Richard Genovese
                                          --------------------------------------

                                    Title:
                                           -------------------------------------

                                    Address: Chateau Perigord II, Glacet
                                             -----------------------------------
                                             Saint Leon Bloc F Etage 11,
                                             -----------------------------------
                                             Monte Carlo 98000 Monaco
                                             -----------------------------------

                                    Aggregate Purchase Price: $150,000
                                                              ------------------

                                    Name in which to issue the shares of Common
                                    Stock and the Warrant to Purchase Common
                                    Stock:

                                          Richard Genovese
                                    --------------------------------------------

                                    By:   /s/ James R. Park
                                       -----------------------------------------

                                    Name: James R. Park
                                          --------------------------------------

                                    Title: VP Ritchie Capital Management, LLC
                                           -------------------------------------

                                    Investment Advisor to RAM TRADING Ltd.

                                    Address: c/o Ritchie Capital Management LLC
                                             -----------------------------------

                                    2100 Enterprise Avenue, Geneva, IL 60134
                                    --------------------------------------------

                                    Aggregate Purchase Price: $1,500,000
                                                              ------------------

                                    Name in which to issue the shares of Common
                                    Stock and the Warrant to Purchase Common
                                    Stock:

                                          RAM TRADING Ltd.
                                    --------------------------------------------


                                    By: /s/ Gene Salkind, M.D.
                                        ----------------------------------------

                                    Name: Gene Salkind, M.D.
                                          --------------------------------------

                                    Title:
                                           -------------------------------------

                                    Address: 1165 Wrack Road
                                             -----------------------------------

                                             Meadowbrook, PA 19046
                                             -----------------------------------

                                    Aggregate Purchase Price: $200,000
                                                              ------------------

                                    Name in which to issue the shares of Common
                                    Stock and the Warrant to Purchase Common
                                    Stock:

                                          Gene Salkind, M.D.
                                    --------------------------------------------

                                    By: /s/ Mark Tompkins
                                        ----------------------------------------

                                    Name: Mark Tompkins
                                          --------------------------------------

                                    Title: President
                                           -------------------------------------

                                    Address: 802 Grand Pavillion, 1st Floor
                                             -----------------------------------

                                    P.O. Box 30543SMB, Grand Cayman BWL
                                    --------------------------------------------

                                    Aggregate Purchase Price: $200,000
                                                              ------------------

                                    Name in which to issue the shares of Common
                                    Stock and the Warrant to Purchase Common
                                    Stock:

                                          Vitel Ventures Corp.
                                    --------------------------------------------



                                    By: /s/ Joshua Silverman
                                        ----------------------------------------

                                    Name: Joshua Silverman
                                          --------------------------------------

                                    Title: Manager
                                           -------------------------------------

                                    Address: 64 Lexington Avenue, 26th Floor
                                             -----------------------------------

                                             New York, NY 10022
                                             -----------------------------------

                                    Aggregate Purchase Price: $500,000
                                                              ------------------

                                    Name in which to issue the shares of Common
                                    Stock and the Warrant to Purchase Common
                                    Stock:

                                          Vertical Ventures Investments, LLC
                                    --------------------------------------------

                                    By: /s/ Mark Sperling
                                        ----------------------------------------

                                    Name: Mark Sperling
                                          --------------------------------------

                                    Title:
                                           -------------------------------------

                                    Address: 23 Park Avenue, Apt. 5B
                                             -----------------------------------

                                             New York, NY 10016
                                             -----------------------------------

                                    Aggregate Purchase Price: $100,000
                                                              ------------------

                                    Name in which to issue the shares of Common
                                    Stock and the Warrant to Purchase Common
                                    Stock:

                                          Mark Sperling
                                    --------------------------------------------



                                    By: /s/ Daniel C. Flynn
                                        ----------------------------------------

                                    Name: Daniel C. Flynn
                                          --------------------------------------

                                    Title: President - SCL
                                           -------------------------------------

                                    Address: 716 Peach Tree Drive
                                             -----------------------------------

                                               West Chester, PA 19380
                                             -----------------------------------

                                    Aggregate Purchase Price: $400,000
                                                              ------------------

                                    Name in which to issue the shares of Common
                                    Stock and the Warrant to Purchase Common
                                    Stock:

                                          Daniel C. Flynn
                                    --------------------------------------------

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS

                                                                                        AGGREGATE
            PURCHASER                           SHARES               WARRANTS        PURCHASE PRICE
            ---------                           ------               --------        --------------
Peter Allard                                    267,773                66,943         $     500,000
Winton Capital                                  267,773                66,943         $     500,000
Rick Genovese                                    80,332                20,083         $     150,000
RAM TRADING Ltd.                                803,320               200,830         $   1,500,000
Gene Salkind                                    107,109                26,777         $     200,000
Vitel Ventures Corp.                            107,109                26,777         $     200,000
Vertical Ventures Investments LLC               267,773                66,943         $     500,000
Marc Sperling                                    53,554                13,388         $     100,000
Daniel C. Flynn                                 214,218                53,554         $     400,000

                      TOTAL                   2,168,961               542,238         $4,050,000.00

                                    EXHIBIT B

                                     WARRANT

                                    EXHIBIT C

                           WIRE TRANSFER INSTRUCTIONS

                                    EXHIBIT D

            ACCREDITED INVESTOR QUALIFICATION QUESTIONNAIRE (ENTITY)

This Questionnaire is being distributed to certain entities, which may be offered the opportunity to purchase shares of Common Stock and warrants to purchase Common Stock of Epimmune Inc., a Delaware corporation (the "COMPANY"). This Questionnaire should be completed by the person who will be making the investment decision on behalf of the entity (the "DECISION-MAKER"). All questions should be completed with respect to the entity (i.e., "you" means the entity), unless otherwise directed. The purpose of this Questionnaire is to assure the Company that all such offers and purchases will meet the standards imposed by the Securities Act of 1933, as amended (the "ACT"), and applicable state securities laws.

Your answers will be kept confidential. However, by signing this Questionnaire you agree that the Company and its counsel may rely on the information set forth in this Questionnaire for purposes of complying with all applicable securities laws and may present this Questionnaire to such parties as it reasonably deems appropriate if called upon to establish its compliance with such securities laws.

Please complete, sign, date and fax one copy of this Questionnaire to the Company's legal counsel, Cooley Godward llp, Attn: Denise Woolard at (858) 550-6420. If the answer to a question is "none" or "not applicable," please so state.

1. RESIDENCE INFORMATION. Please provide the entity's full legal name, primary business address, phone number, fax number, name and e-mail address of contact person, and federal tax I.D. number.


         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------


2. DOMICILE INFORMATION. Please indicate the form of the entity and the state and date of its organization (e.g., corporation, state and date of incorporation).

         Form
                                 -----------------------------------------------

         State of Organization
                                 -----------------------------------------------

         Date of Organization
                                 -----------------------------------------------


                                      D-1.

3. ACCREDITED INVESTOR CERTIFICATION. The undersigned makes one of the following representations regarding its net worth and certain related matters AND HAS CHECKED THE APPLICABLE REPRESENTATION:

(  )         (I)      The undersigned is a trust with total assets in excess of
                      $5,000,000 whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.

(  )         (II)     The undersigned is a bank, insurance company, investment
                      company registered under the United States Investment
                      Company Act of 1940, as amended, a broker or dealer registered pursuant to Section 15 of the United States
                      Securities Exchange Act of 1934, as amended, a business development company, a Small Business Investment Company licensed by the United States Small Business
                      Administration, a plan with total assets in excess of $5,000,000 established and maintained by a state for the benefit of its employees, or a private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940, as amended.

(  )         (III)    The undersigned is an employee benefit plan and either all investment decisions are made by a bank, savings and loan association, insurance company, or registered investment advisor, or the undersigned has total assets in excess of $5,000,000 or, if such plan is a self-directed plan, investment decisions are made solely by persons who are accredited investors.

(  )         (IV)     The undersigned is a corporation, partnership, business
                      trust, not formed for the purpose of acquiring the Shares
                      , or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "CODE"), in each case with total assets in excess of $5,000,000.

(  )         (V)      The undersigned is an entity in which ALL of the equity
                      owners (in the case of a revocable living trust, its grantor(s)) qualify under any of the above subparagraphs, or, if an individual, each such individual has a net worth(1), either individually or upon a joint basis with such individual's spouse, of at least $1,000,000 (within the meaning of such terms as used in the definition of "accredited investor" contained in Rule 501 under the
                      Act), or has had an

----------

(1) For purposes of this Questionnaire, "net worth" means the excess of total assets at fair market value over total liabilities, except that the principal residence owned by a natural person shall be valued either (a) at cost, including the cost of improvements, net of current encumbrances upon the property, or (b) at the appraised value of the residence as determined upon a written appraisal used by an institutional lender making a loan to the individual secured by the property, including the cost of subsequent improvements, net of current encumbrances upon the property. As used in the preceding sentence, "institutional lender" means a bank, savings and loan company, industrial loan company, credit union or personal property broker or a company whose principal business is as a lender of loans secured by real property and which has such loans receivable in the amount of $2,000,000 or more.

                                      D-2.

                      individual income(2) in excess of $200,000 for each of the two most recent years, or a joint income with such individual's spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.

(  )         (VI)     The undersigned cannot make any of the representations set forth in paragraphs "i" through "v" above.(3)

         The undersigned represents that the information contained herein is complete and accurate and may be relied upon by the Company, and that the undersigned will notify the Company of any material change in any of such information prior to the undersigned's investment in the Company.

         IN WITNESS WHEREOF, the undersigned has executed this Investor Qualification Questionnaire this day of __________, 2003.



                                        ----------------------------------------
                                        NAME OF ENTITY

                                        By:
                                           -------------------------------------



                                        ----------------------------------------
                                        TITLE OR ASSOCIATION WITH ENTITY


----------

(2) For purposes of this Questionnaire, "income" means adjusted gross income, as reported for federal income tax purposes, increased by the following amounts:
(a) the amount of any tax exempt interest income received, (b) the amount of losses claimed as a limited partner in a limited partnership, (c) any deduction claimed for depletion, (d) amounts contributed to an IRA or Keogh retirement plan, (e) alimony paid, and (f) any amounts by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code.

(3) See footnote 1.

                                      D-3.

          ACCREDITED INVESTOR QUALIFICATION QUESTIONNAIRE (INDIVIDUAL)

This Questionnaire is being distributed to certain individuals who may be offered the opportunity to purchase shares of Common Stock and warrants to purchase Common Stock of Epimmune Inc., a Delaware corporation (the "COMPANY"). The purpose of this Questionnaire is to assure the Company that all such offers and purchases will meet the standards imposed by the Securities Act of 1933, as amended, and applicable state securities laws.

Your answers will be kept confidential. However, by signing this Questionnaire you agree that the Company and its counsel may rely on the information set forth in this Questionnaire for purposes of complying with all applicable securities laws and may present this Questionnaire to such parties as it reasonably deems appropriate if called upon to establish its compliance with such securities laws.

Please complete, sign, date and fax one copy of this Questionnaire to the Company's legal counsel, Cooley Godward llp, Attn: Denise Woolard at (858) 550-6420. If the answer to a question is "none" or "not applicable," please so state.

1. RESIDENCE INFORMATION. Please provide your full legal name, residence address, phone and fax numbers, e-mail address and social security number.


         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------


2. PERSONAL INFORMATION. Please indicate the state which issued your driver's license and the state in which you are registered to vote.

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------


                                      D-4.

3.       MY INCOME.

         Do you reasonably expect either your income,(4) from all sources during this year, to exceed $200,000 or, if you are married, the joint income of you and your spouse from all sources during this year to exceed $300,000?

         _____  Yes                 _____  No

         If no, please specify amount of expected income:_______________________

         Was your yearly individual income from all sources during each of the last two years in excess of $200,000 or, if you are married, was the joint income of you and your spouse during each of those years in excess of $300,000?

         _____  Yes                 _____  No

         If no, please specify amount of your total individual and/or joint income in the last two years:___________________________________________________

4.       MY NET WORTH.

         Is your net worth, including the net worth(5) of your spouse, in excess of $1,000,000? Please remember that your net worth should include the value of your principal residence if owned(2), any other shares of stock or options held by you and your spouse and your and your spouse's owned personal property (e.g. furniture, jewelry, other valuables, etc.).

         _____  Yes                 _____   No

         If no, please specify your net worth:__________________________________

----------

(4) For purposes of this Questionnaire, "income" means adjusted gross income, as reported for federal income tax purposes, increased by the following amounts:
(a) the amount of any tax exempt interest income received, (b) the amount of losses claimed as a limited partner in a limited partnership, (c) any deduction claimed for depletion, (d) amounts contributed to an IRA or Keogh retirement plan, (e) alimony paid, and (f) any amounts by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code.

(5) For purposes of this Questionnaire, "net worth" means the excess of total assets at fair market value over total liabilities, except that the principal residence owned by a natural person shall be valued either (a) at cost, including the cost of improvements, net of current encumbrances upon the property, or (b) at the appraised value of the residence as determined upon a written appraisal used by an institutional lender making a loan to the individual secured by the property, including the cost of subsequent improvements, net of current encumbrances upon the property. As used in the preceding sentence, "institutional lender" means a bank, savings and loan company, industrial loan company, credit union or personal property broker or a company whose principal business is as a lender of loans secured by real property and which has such loans receivable in the amount of $2,000,000 or more.

                                      D-5.

         The undersigned represents that the information contained herein is complete and accurate and may be relied upon by the Company and that the undersigned will notify the Company of any material change in any of such information prior to the undersigned's investment in the Company.

         IN WITNESS WHEREOF, the undersigned has executed this Investor
Qualification Questionnaire this    day of __________, 2003.




                                        ----------------------------------------
                                        (Signature)



                                        ----------------------------------------
                                        (Printed Name)




                                      D-6.

                                    EXHIBIT E

                              FORM OF LEGAL OPINION